UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2020

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	WLKP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2020, Westlake International Services Corporation, as sole member of Westlake Chemical Partners GP LLC (the “General Partner”), the general partner of Westlake Chemical Partners LP (the “Partnership”), appointed Mr. G. Stephen Finley to serve as an independent member of the General Partner’s board of directors (the “Board”). Mr. Finley is expected to be appointed by the Board to its Audit and Conflicts committees. Mr. Finley succeeds Mr. Max L. Lukens who, as previously disclosed, had informed the Board that he intended to retire from the Board effective upon the appointment of his successor. Mr. Lukens’ retirement from the Board was effective on March 24, 2020.

Mr. Finley was the Senior Vice President, Finance & Administration and Chief Financial Officer of Baker Hughes Incorporated from April 1999 until his retirement in April 2006. Prior to that, from February 1982 to April 1999, Mr. Finley held various financial and administrative management positions with Baker Hughes. Mr. Finley has served on the Board of Directors of Newpark Resources, Inc. since June 2007. From November 2006 to April 2018, he served on the Board of Directors of Archrock GP, LLC (previously known as Exterran GP, LLC), the general partner of Archrock Partners, L.P. He also served on the Board of Directors of Columbia Pipeline Partners LP from March 2015 to February 2017, Microseismic, Inc. from April 2012 to December 2014, Total Safety U.S., Inc. from December 2006 until November 2011, and Ocean Rig ASA from June 2006 to June 2008. Mr. Finley received a Bachelor of Science degree in Accounting from Indiana State University.

In connection with Mr. Finley’s services on the Board, he will receive compensation in accordance with the plans and programs more fully described in the Partnership’s Annual Report on Form 10-K, under the heading “Item 11 – Executive Compensation – Director Compensation.”

There are no arrangements or understandings between Mr. Finley and any other persons pursuant to which he was appointed as a director of the General Partner. There are no relationships between Mr. Finley and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On March 24, 2020, the Partnership issued a press release announcing that Mr. Finley had been appointed to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

99.1	Press release issued on March 24, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP
By: Westlake Chemical Partners GP LLC

Date: March 24, 2020	By:	/s/ Albert Chao
Albert Chao President, Chief Executive Officer and Director